UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 15, 2023
FINWISE BANCORP
(Exact name of registrant as specified in its charter)

Utah	001-40721	83-0356689
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

756 East Winchester St., Suite 100		84107
Murray,	Utah
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code:  (801) 501-7200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	FINW	The NASDAQ Stock Market LLC

Item 5.07Submission of Matters to a Vote of Security Holders
On June 15, 2023, at the 2023 Annual Meeting of Shareholders (the "Annual Meeting") of FinWise Bancorp (the "Company"), shareholders of record as of April 17, 2023, the Record Date for the Annual Meeting, were entitled to vote 12,824,572 shares of the Company's common stock (the "Common Stock"), each having one vote per share. A total of 9,784,666 shares of Common Stock were represented at the Annual Meeting in person or by proxy.
At the Annual Meeting, the shareholders of the Company (i) elected two director nominees to hold office until the earlier of the 2026 Annual Meeting of Shareholders of the Company or until their successors are elected and qualified or until their earlier resignation or removal and (ii) ratified the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.
Election of Directors
The shareholders of the Company elected each of the director nominees proposed by the Board of Directors. The final voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Lisa Ann Nievaard	6,536,342	1,571,861	1,676,463
Gerald E. Cunningham	6,661,621	1,446,582	1,676,463
Ratification of Appointment of Independent Registered Public Accounting Firm
The shareholders of the Company ratified the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
9,784,592	73	1	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, FinWise Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 21, 2023	FINWISE BANCORP

/s/ Michael O'Brien
Name: Michael O'Brien
Title: Corporate Secretary and Executive Vice President